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                                 EXHIBIT 3(i).1


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               DIALOG GROUP, INC.

                                   * * * * * *


         Dialog Group, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is Dialog Group, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was October 9, 2002.

         2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

         3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

               1. The name of the corporation is: Dialog Group, Inc.

               2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

               3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

               4. The total number of shares of stock which the corporation shall have the authority to issue is 100,000,000 shares of Common
         Stock and 1,000,000 of Preferred, all of which shall have a par value of $0.001. The Preferred may be issued from time to time in one or more classes or series. The number of shares, their stated value and dividend rate, if any, and their designations, preferences, and relative, participating, optional, or other special rights and any qualifications, limitations, or restrictions thereon shall be fixed by the board of directors for each class or series in the resolutions providing for its issuance.



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   Designation 1. The Corporation hereby creates and authorizes a series of
         Preferred Stock of 350,000 shares entitled Class B Convertible Preferred Stock ("Class B Preferred") and that each share have the following preferences, rights, qualifications, limitations and restrictions:

                  1. Each share of Class B Preferred Stock shall have a stated value of $80.00.

                  2. The Class B Preferred Stock shall be convertible as follows:

                  (a) Number of Shares of Common Stock: One (1) share of Common Stock shall be issued for every two ($2) dollars of stated value of the Class B Preferred (the "Conversion Price").

                  (b) Method of Exercise: The conversion right may be exercised, in whole or in part, by the surrender of the stock certificate or stock certificates representing the Class B Preferred to be converted at the principal office of the Company (or at any other place as the Company may designate in a written notice sent to the holder by first-class mail, postage prepaid, at its address shown on the books of the Company) accompanied by written notice of election to convert against delivery of that number of whole shares of Common Stock as shall be computed in accordance with section 3(a). Each Class B Preferred stock certificate surrendered for conversion shall be endorsed by its holder. In the event of any exercise of the conversion right of the Class B Preferred granted herein, (i) stock certificates for the shares of Common Stock purchased by virtue of the exercise shall be delivered to the holder forthwith, and (ii) unless the Class B Preferred has been fully converted, a new Class B Preferred stock certificate, representing the Class B Preferred not so converted, if any, shall also be delivered to its holder forthwith. The stock certificates for the shares of Common Stock so purchased shall be dated the date of the surrender and the holder making the surrender shall be deemed for all purposes to be the holder of the shares of Common Stock so purchased as of the date of the surrender.


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                  (c) Commencement of Conversion Rights: The right to convert a share of Class B Preferred shall begin on the earlier of (i) October 1, 2002 or (ii) the effective date of a registration statement under the Securities Act of 1933, as amended, for the Common Stock into which the Class B Preferred may be converted.

                  (d) Fractional Securities: No fractional shares of Common Stock shall be issued in connection with any conversion of Class B Preferred. In lieu of any fractional shares, the Company shall make a cash payment therefore equal in amount to the applicable fraction of the Conversion Price.

                  (e) Reservation of Shares: At all times that any Class B Preferred is outstanding, the Company shall have authorized, and shall have reserved for the purpose of issuance upon conversion or exercise, a sufficient number of shares of Common Stock to provide for the conversion into Common Stock of all Class B Preferred then outstanding at the Conversion Price, as it may be adjusted from time to time. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of shares of Common Stock authorized and reserved for issuance upon the conversion of Class B Preferred shall be proportionately increased.

                  3. Except as otherwise provided by law, each holder of Class B Preferred, by virtue of its ownership thereof, shall be entitled to cast that number of votes equal to the number of shares of Common Stock into which that holders Class B Preferred is then convertible pursuant to Section 3(a) on each matter submitted to the Company's shareholders for voting. Each vote shall be cast together with those cast by the holders of Common Stock and not as a separate class except as otherwise provided by law. The Class B Preferred shall not have cumulative voting rights.

                  4. The Class B Preferred Stock shall be callable, upon not more than ninety (90) days or less than thirty (30) days notice, at its stated value at any time after January 31, 2003. A holder of Class B Preferred Stock shall have until the date set forth in the notice as the call date to exercise his conversion rights. If less than all the outstanding Class B Preferred Stock is to be called, the certificates to be called shall be selected at random or called pro-rata as determined by the Board of Directors.


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                  5. If the Company shall be voluntarily or involuntarily
         liquidated, dissolved, or wound up, at any time any Class B Preferred shall be outstanding, the holders of the then outstanding
         Class B Preferred shall have a preference against the property of the Company available for distribution to the holders of the Corporation's other equity securities equal to the amount of $80.00 per share (the "Preferential Amount"). In addition, the holders of the Class B Preferred shall be entitled to receive a participating share of any further assets available for distribution to holders of Common Stock, which participating share shall be the same as that which the holders would have been entitled to receive if, on the record date for determining the recipients of any distributions, the holders were the holders of record of the number of shares of Common Stock into which the outstanding shares of Class B Preferred were then convertible. If the assets of the Company available for distribution to the holders of shares of the Class B Preferred upon dissolution, liquidation, or winding up of the Company shall be insufficient to pay in full all amounts to which the holders are entitled pursuant to the immediately preceding portions of this paragraph, no distribution shall be made on account of any shares of any other class or series of capital stock of the Company ranking on a parity with or junior to the shares of the Class B Preferred and any distribution to any other class of shares ranking on a parity with the Class B Preferred shall be made ratably in proportion to the full distributable amounts for which holders of all the parity shares are respectively entitled upon the dissolution, liquidation, or winding up.

   Designation 2. The Corporation hereby creates and authorizes a series of Preferred Stock of 300,000 shares entitled Class B-1 Convertible Preferred Stock ("Class B-1 Preferred") and that each share have the following preferences, rights, qualifications, limitations and restrictions:

                  1. Each share of Class B-1 Preferred Stock shall have a stated value of $80.00.

                  2. The Class B-1 Preferred Stock shall be convertible as follows:

                  (a) Number of Shares of Common Stock: One (1) share of Common Stock shall be issued for every two ($2) dollars of stated value of the Class B-1 Preferred (the "Conversion Price").


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                  (b) Method of Exercise: The conversion right may be exercised, in whole or in part, by the surrender of the stock certificate or stock certificates representing the Class B-1 Preferred to be converted at the principal office of the Company (or at any other place as the Company may designate in a written notice sent to the holder by first-class mail, postage prepaid, at its address shown on the books of the Company) accompanied by written notice of election to convert against delivery of that number of whole shares of Common Stock as shall be computed in accordance with section 3(a). Each Class B-1 Preferred stock certificate surrendered for conversion shall be endorsed by its holder. In the event of any exercise of the conversion right of the Class B-1 Preferred granted herein, (i) stock certificates for the shares of Common Stock purchased by virtue of the exercise shall be delivered to the holder forthwith, and (ii) unless the Class B-1 Preferred has been fully converted, a new Class B-1 Preferred stock certificate, representing the Class B-1 Preferred not so converted, if any, shall also be delivered to its holder forthwith. The stock certificates for the shares of Common Stock so purchased shall be dated the date of the surrender and the holder making the surrender shall be deemed for all purposes to be the holder of the shares of Common Stock so purchased as of the date of the surrender.

                  (c) Commencement of Conversion Rights: The right to convert a share of Class B-1 Preferred shall begin on the earlier of (i) October 1, 2002 or (ii) the effective date of a registration statement under the Securities Act of 1933, as amended, for the Common Stock into which the Class B-1 Preferred may be converted.

                  (d) Fractional Securities: No fractional shares of Common Stock shall be issued in connection with any conversion of Class B-1 Preferred. In lieu of any fractional shares, the Company shall make a cash payment therefore equal in amount to the applicable fraction of the Conversion Price.

                  (e) Reservation of Shares: At all times that any Class B-1 Preferred is outstanding, the Company shall have authorized, and shall have reserved for the purpose of issuance upon conversion or exercise, a sufficient number of shares of Common Stock to provide for the conversion into Common Stock of all Class B-1 Preferred then outstanding at the Conversion Price, as it may be adjusted from time to time. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of shares of Common Stock authorized and reserved for issuance upon the conversion of Class B-1 Preferred shall be proportionately increased.

                  3. Except as otherwise provided by law, each holder of Class B-1 Preferred, by virtue of its ownership thereof, shall be entitled to cast that number of votes equal to the number of shares of Common Stock into which that holders Class B-1 Preferred is then convertible pursuant to Section 3(a) on each matter submitted to the Company's shareholders for voting. Each vote shall be cast together with those cast by the holders of Common Stock and not as a separate class except as otherwise provided by law. The Class B-1 Preferred shall not have cumulative voting rights.


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                  4. The Class B-1 Preferred Stock shall be callable, upon not more than ninety (90) days or less than thirty (30) days notice, at its stated value at any time after January 31, 2003. A holder of Class B-1 Preferred Stock shall have until the date set forth in the notice as the call date to exercise his conversion rights. If less than all the outstanding Class B-1 Preferred Stock is to be called, the certificates to be called shall be selected at random or called pro-rata as determined by the Board of Directors.

                  5. If the Company shall be voluntarily or involuntarily liquidated, dissolved, or wound up, at any time any Class B-1 Preferred shall be outstanding, the holders of the then outstanding Class B-1 Preferred shall have a preference against the property of the Company available for distribution to the holders of the Corporation's other equity securities equal to the amount of $80.00 per share (the "Preferential Amount"). In addition, the holders of the Class B-1 Preferred shall be entitled to receive a participating share of any further assets available for distribution to holders of Common Stock, which participating share shall be the same as that which the holders would have been entitled to receive if, on the record date for determining the recipients of any distributions, the holders were the holders of record of the number of shares of Common Stock into which the outstanding shares of Class B-1 Preferred were then convertible. If the assets of the Company available for distribution to the holders of shares of the Class B-1 Preferred upon dissolution, liquidation, or winding up of the Company shall be insufficient to pay in full all amounts to which the holders are entitled pursuant to the immediately preceding portions of this paragraph, no distribution shall be made on account of any shares of any other class or series of capital stock of the Company ranking on a parity with or junior to the shares of the Class B-1 Preferred and any distribution to any other class of shares ranking on a parity with the Class B-1 Preferred shall be made ratably in proportion to the full distributable amounts for which holders of all the parity shares are respectively entitled upon the dissolution, liquidation, or winding up.


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   Designation 3. The Corporation hereby creates and authorizes a series of
       Preferred Stock of 50,000 shares entitled Class C Convertible Preferred Stock ("Class C Preferred") and that each share have the following preferences, rights, qualifications, limitations and restrictions:

                  1. Each share of Class C Preferred Stock shall have a stated value of $250.00.

                  2. The Class C Preferred Stock shall be convertible as follows:

                  (a) Number of Shares of Common Stock: One Thousand (1,000) shares of Common Stock shall be issued for every share of the Class C Preferred (the "Conversion Price").

                  (b) Method of Exercise: The conversion right may be exercised, in whole or in part, by the surrender of the stock certificate or stock certificates representing the Class C Preferred to be converted at the principal office of the Company (or at any other place as the Company may designate in a written notice sent to the holder by first-class mail, postage prepaid, at its address shown on the books of the Company) accompanied by written notice of election to convert against delivery of that number of whole shares of Common Stock as shall be computed in accordance with section 2(a). Each Class C Preferred stock certificate surrendered for conversion shall be endorsed by its holder. In the event of any exercise of the conversion right of the Class C Preferred granted herein, (i) stock certificates for the shares of Common Stock purchased by virtue of the exercise shall be delivered to the holder forthwith, and (ii) unless the Class C Preferred has been fully converted, a new Class C Preferred stock certificate, representing the Class C Preferred not so converted, if any, shall also be delivered to its holder forthwith. The stock certificates for the shares of Common Stock so purchased shall be dated the date of the surrender and the holder making the surrender shall be deemed for all purposes to be the holder of the shares of Common Stock so purchased as of the date of the surrender.

                  (c) Commencement of Conversion Rights: The right to convert a share of Class C Preferred shall begin on January 1, 2003.

                  (d) Fractional Securities: No fractional shares of Common Stock shall be issued in connection with any conversion of Class C Preferred.

                  (e) Reservation of Shares: At all times that any Class C Preferred is outstanding, the Company shall have authorized, and shall have reserved for the purpose of issuance upon conversion or exercise, a sufficient number of shares of Common Stock to provide for the conversion into Common Stock of all Class C Preferred then outstanding at the Conversion Price, as it may be adjusted from time to time. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of shares of Common Stock authorized and reserved for issuance upon the conversion of Class C Preferred shall be proportionately increased.


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                  3. Except as otherwise provided by law, each holder of Class C
         Preferred, by virtue of its ownership thereof, shall be entitled to cast that number of votes equal to the number of shares of Common Stock into which that holders Class C Preferred is convertible pursuant to
         Section 2(a) on each matter submitted to the Company's shareholders for voting. Each vote shall be cast together with those cast by the holders of Common Stock and not as a separate class except as otherwise provided by law. The Class C Preferred shall not have cumulative voting rights.

                  4. The Class C Preferred Stock shall be callable, upon not more than ninety (90) days or less than thirty (30) days notice, at its stated value at any time after December 31, 2003. A holder of Class C Preferred Stock shall have until the date set forth in the notice as the call date to exercise his conversion rights. If less than all the outstanding Class C Preferred Stock is to be called, the certificates to be called shall be selected at random or called pro-rata as determined by the Board of Directors.

                  5. If the Company shall be voluntarily or involuntarily liquidated, dissolved, or wound up, at any time any Class C Preferred shall be outstanding, the holders of the then outstanding Class C Preferred shall have a preference against the property of the Company available for distribution to the holders of the Corporation's other equity securities equal to the amount of $250.00 per share (the "Preferential Amount"). In addition, the holders of the Class C Preferred shall be entitled to receive a participating share of any further assets available for distribution to holders of Common Stock, which participating share shall be the same as that which the holders would have been entitled to receive if, on the record date for determining the recipients of any distributions, the holders were the holders of record of the number of shares of Common Stock into which the outstanding shares of Class C Preferred were then convertible. If the assets of the Company available for distribution to the holders of shares of the Class C Preferred upon dissolution, liquidation, or winding up of the Company shall be insufficient to pay in full all amounts to which the holders are entitled pursuant to the immediately preceding portions of this paragraph, no distribution shall be made on account of any shares of any other class or series of capital stock of the Company ranking on a parity with or junior to the shares of the Class C Preferred and any distribution to any other class of shares ranking on a parity with the Class C Preferred shall be made ratably in proportion to the full distributable amounts for which holders of all the parity shares are respectively entitled upon the dissolution, liquidation, or winding up.


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                  5. The name and mailing address of each incorporator is as follows:

               NAME                             MAILING ADDRESS
               ----                             ---------------

               Mark Alan Siegel                 Suite 400 E
                                                1900 Corporate Boulevard
                                                Boca Raton, Florida 33431

               6. The name and mailing address the person who is to serve as the sole director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

               NAME                             MAILING ADDRESS
               ----                             ---------------

               Adrian Stecyk                    Third Floor
                                                17 State Street
                                                New York, N.Y. 10004

               7. The corporation is to have perpetual existence.

               8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall provide.

               9. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

               10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

               11. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.


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         4. This Restated Certificate of Incorporation was duly adopted by the
Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Dialog Group, Inc. has caused this Certificate to be signed by Mark Alan Siegel, its Secretary, this 27th day of December 2002. Dialog Group, Inc.



                                            By
                                               ------------------------------

                                               Mark Alan Siegel



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